Exhibit (g)(13)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF November 28, 2012

Trust	Fund	Effective
Fidelity Advisor Series VIII	Fidelity Advisor Overseas Fund	March 19, 2007
Fidelity Commonwealth Trust	Fidelity Mid-Cap Stock Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Advisor Series Equity-Income Fund	December 6, 2012
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	October 5, 2008
Fidelity Devonshire Trust	Fidelity Series Equity-Income Fund	December 6, 2012
Fidelity Financial Trust	Fidelity Equity Dividend Income Fund	January 1, 2007
Fidelity Financial Trust	Fidelity Independence Fund	March 26, 2007
Fidelity Salem Street Trust	Fidelity Series Global ex U.S. Index Fund	September 29, 2009
Fidelity Hastings Street Trust	Fidelity Advisor Series Mega Cap Fund	December 6, 2012
Fidelity Hastings Street Trust	Fidelity Fund	January 1, 2007
Fidelity Hastings Street Trust	Fidelity Series Mega Cap Fund	December 6, 2012
Fidelity Investment Trust	Fidelity Emerging Markets Discovery Fund	October 17, 2011
Fidelity Investment Trust	Fidelity International Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Europe Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Discovery Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Small Cap Opportunities Fund	January 1, 2007
Fidelity Investment Trust	Fidelity International Value Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Japan Smaller Companies Fund	March 26, 2007
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	October 5, 2008
Fidelity Investment Trust	Fidelity Emerging Asia Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Total Emerging Markets Fund	October 17, 2011
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies Fund	March 26, 2007
Fidelity Securities Fund	Fidelity Growth & Income Portfolio	February 4, 2011
Fidelity Securities Fund	Fidelity OTC Portfolio	March 26, 2007
Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	March 13, 2011
Fidelity Summer Street Trust	Fidelity Export and Multinational Fund	June 29, 2007
Variable Insurance Products Fund	Equity-Income Portfolio	January 1, 2007
Variable Insurance Products Fund II	Disciplined Small Cap Portfolio	January 1, 2007

Notes:

Addition of the following funds effective 12/6/12:

(1) Fidelity Devonshire Trust: Fidelity Advisor Series Equity-Income Fund

(2) Fidelity Devonshire Trust: Fidelity Series Equity-Income Fund

(3) Fidelity Hastings Street Trust: Fidelity Advisor Series Mega Cap Fund.

(4) Fidelity Hastings Street Trust: Fidelity Series Mega Cap Fund.

Each of the Investment Companies	The Northern Trust Company
Listed on Appendix "A" Attached Hereto,
on Behalf of each of Their Respective Portfolios

By: /s/Adrien Deberghes	By:/s/Jennifer Gramins
Name: Adrien Deberghes	Name: Jennifer Gramins
Title: Deputy Treasurer, Equity Funds Asst. Treasurer, Fixed Income Funds	Title: Vice President